Calculation of Filing Fee Tables
S-3
ONE Gas, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)			$ 225,000,000.00			S-3	333-269966	02/23/2023	$ 33,060.00
			Total Offering Amounts:				$ 225,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	ONE Gas, Inc. (the "Company") previously registered shares of common stock, par value $0.01 per share (the "common stock"), of the Company having an aggregate offering price of up to $300,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), on February 24, 2023 (the "2023 ATM Prospectus Supplement"), pursuant to the Company's registration statement on Form S-3ASR (File No. 333-269966) filed with the Securities and Exchange Commission ("SEC") on February 23, 2023 (the "2023 Registration Statement"). In connection with the filing of the 2023 ATM Prospectus Supplement, the Company paid a filing fee of $33,060.00. Of those shares of common stock, shares of common stock having an aggregate offering price of $74,513,173 have been sold and shares of common stock with a maximum aggregate offering price of $225,486,827 remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include the shares of common stock having an aggregate offering price of $225,000,000 previously registered under the 2023 Registration Statement (the "Carry Forward Securities"). The registration fee with respect to the Carry Forward Securities, totaling $33,060.00, was previously paid, and, pursuant to Rule 415(a)(6) under the Securities Act, such registration fee will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2023 Registration Statement was deemed terminated as of the immediate effectiveness of the Company's new registration statement on Form S-3ASR filed with the SEC on February 23, 2026. As a result, no additional filing fee is due.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $225,000,000.00. The prospectus is a final prospectus for the related offering.